                                                                   EXHIBIT 10.11

                              CROUSE-HINDS COMPANY
                      OFFICERS' DISABILITY AND SUPPLEMENTAL
                                  PENSION PLAN
                        (SEPTEMBER 10, 1999 RESTATEMENT)

                                TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
                               ARTICLE I
                              DEFINITIONS

1.1    Definitions ..............................................        2
1.2    Construction .............................................        5

                                 ARTICLE II
                    ELIGIBILITY FOR PLAN PARTICIPATION                   5

                                 ARTICLE III
                          ELIGIBILITY FOR BENEFITS

3.1    Eligibility for Normal Retirement Benefits ...............        5
3.2    Eligibility for Early Retirement Benefits ................        5
3.3    Eligibility for Deferred Vested Benefits .................        6
3.4    Eligibility for Disability Benefits ......................        6

                                 ARTICLE IV
                           AMOUNT OF PLAN BENEFITS

4.1    Normal Retirement Benefits ...............................        6
4.2    Early Retirement Benefits ................................        6
4.3    Deferred Vested Benefits .................................        7
4.4    Disability Benefits ......................................        7

                                  ARTICLE V
                               DEATH BENEFITS

5.1    Pre-Retirement Death Benefits ............................        8
5.2    Post-Retirement Death Benefits ...........................        9

                                 ARTICLE VI
                        COST-OF-LIVING ADJUSTMENTS                       9

                                 ARTICLE VII
                              CHANGE IN CONTROL

7.1    Vesting for Supplemental Retirement Benefits .............       10
7.2    Payment of Benefits Upon a Change in Control .............       11

                                ARTICLE VIII
                          ADMINISTRATIVE PROVISIONS

8.1    Administration ...........................................       12
8.2    Powers and Authorities of the Committee ..................       12
8.3    Indemnification ..........................................       12

                                 ARTICLE IX
                        AMENDMENT AND TERMINATION                       13

                                  ARTICLE X
                                MISCELLANEOUS

10.1   Non-Alienation of Retirement Rights or Benefits ..........       13
10.2   Payment of Benefits to Others ............................       13
10.3   Plan Non-Contractual .....................................       14
10.4   Actuarial Factors ........................................       14
10.5   Funding ..................................................       15
10.6   Controlling Status .......................................       15
10.7   Claims of Other Persons ..................................       15
10.8   Severability .............................................       15
10.9   Governing Law ............................................       16

                              CROUSE-HINDS COMPANY
                      OFFICERS' DISABILITY AND SUPPLEMENTAL
                                  PENSION PLAN
                        (SEPTEMBER 10, 1999 RESTATEMENT)

         WHEREAS, Crouse-Hinds Company (hereinafter referred to as "C-H") established the Crouse-Hinds Company Officers' Disability and Supplemental Pension Plan (hereinafter referred to as the "Plan") to provide key officers with disability benefits as well as pension benefits to supplement their benefits under the C-H tax-qualified defined benefit plan which were not commensurate with their earnings or responsibilities due to insufficient tenure or governmental restrictions; and

         WHEREAS, C-H was acquired by Cooper Industries, Inc. (hereinafter referred to as the "Company") in 1981; and

         WHEREAS, the Plan has been subsequently interpreted and amended on two occasions; and

         WHEREAS, unlike C-H, the Company maintains a tax-qualified cash balance pension plan and a tax-qualified defined contribution pension plan as well as a non-qualified excess plan in conjunction with each such tax-qualified plans; and

         WHEREAS, in view of the current more restrictive provisions of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code") with respect to tax-qualified pension benefits and the current Company qualified/non-qualified pension program which differ greatly from the prior Code limitations and the C-H pension program, respectively, the Company desires to amend the Plan to take into consideration such differences and to resolve any inconsistencies with such Cooper pension program;

         NOW, THEREFORE, effective as of September 10, 1999, the Plan is hereby amended and restated as hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

                  (1) The term "ACCRUED PORTION" of a Participant's monthly supplemental normal retirement benefit determined as of any given date occurring prior to his Normal Retirement Date shall mean the amount of such Participant's monthly supplemental normal retirement benefit determined pursuant to the provisions of Section 4.1, based upon his Final Average Monthly Compensation on such date.

                  (2) The term "AFFILIATE" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

                  (3) The term "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                  (4) The term "BENEFIT COMMENCEMENT DATE" shall mean the first date on which a benefit under the Plan is paid to a Participant.

                  (5) The term "CHANGE IN CONTROL" shall mean the occurrence of one of the following events:

                           (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

                           (b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (c)      The consummation of a merger or
                  consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                           (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  (6) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                  (7) The term "COMPANY" shall mean Cooper Industries, Inc., an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Cooper Industries, Inc. with any other corporation or corporations.

                  (8) The term "COOPER SALARIED PLAN" shall mean the Salaried Employees' Retirement Plan of Cooper Industries, Inc., as amended from time to time, and the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan, as amended from time to time.

                  (9) The term "CPI" shall mean the U. S. City Average All Items Consumer Price Index -- All Urban Consumers (1967 - 100%), as determined by the Bureau of Labor Statistics.

                  (10) The term "DISABILITY" shall mean the total incapacity of a Participant to perform his duties with the Company due to any medically demonstrable physical or mental condition.

                  (11) The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (12) The term "FINAL AVERAGE MONTHLY COMPENSATION" shall mean the average of a Participant's base salary, bonuses, and incentive compensation (including any deferred compensation, tax deferred contributions to any plan with a cash or deferred arrangement, and amounts contributed under a salary reduction agreement pursuant to
         Section 125 or 129 of the Code, but excluding any long-term management incentive compensation awards) paid with respect to the last 60 months of the Participant's employment with the Company and its Affiliates.

                  (13) The term "MONTHLY EARNINGS" shall mean the sum of a Participant's annual base salary rate in effect on a particular date plus any bonus or incentive compensation (including any deferred compensation, tax-deferred contributions to any plan with a cash or deferred arrangement, and amounts contributed under a salary reduction agreement pursuant to Section 125 or 129 of the Code , but excluding any long-term management incentive compensation awards), received by the Participant within the most recent 12 months divided by 12.

                  (14) The term `NORMAL RETIREMENT DATE" shall mean the date on which a Participant attains, or would have attained, age 65.

                  (15) The term "OFFICER" shall mean an elected officer of the Company or a former elected officer of C-H.

                  (16) The term "PARTICIPANT" shall mean any employee of the Company who is eligible to participate in the Plan pursuant to Article II of the Plan.

                  (17)     The term "PERSON" shall have the meaning given in
         Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (18) The term "PLAN" shall mean the Crouse-Hinds Company Officers' Disability and Supplemental Pension Plan as set forth herein and as amended hereafter from time to time.

                  (19) The term "PLANS ADMINISTRATION COMMITTEE" shall mean the administrative committee established pursuant to the Cooper Industries, Inc. Amended and Restated Plans Management Procedure adopted by the Board of Directors of the Company to oversee the administration of the employee benefit plans of the Company and its Affiliates.

                  (20) The term "PRIMARY SOCIAL SECURITY BENEFIT" shall mean a Participant's monthly primary insurance amount under the federal Social Security Act as in effect on his Normal Retirement Date.

         1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II

                       ELIGIBILITY FOR PLAN PARTICIPATION

         Each Officer who was a Participant in the Plan on September 10, 1999, shall continue his participation in the Plan. On and after September 10, 1999, no other Officer or employee of the Company shall become a Participant.

                                   ARTICLE III

                            ELIGIBILITY FOR BENEFITS

         3.1 ELIGIBILITY FOR NORMAL RETIREMENT BENEFITS. Each Participant who terminates employment with the Company and its Affiliates on or after his Normal

Retirement Date shall be eligible to receive a monthly supplemental normal retirement benefit determined under the provisions of Section 4.1.

         3.2 ELIGIBILITY FOR EARLY RETIREMENT BENEFITS. Each Participant who terminates employment with the Company and its Affiliates after attainment of age 55 but prior to his Normal Retirement Date and who is eligible to receive an early retirement benefit under the Cooper Salaried Plan shall be eligible to receive on his Normal Retirement Date a monthly supplemental early retirement benefit determined under the provisions of Section 4.2.

         3.3 ELIGIBILITY FOR DEFERRED VESTED BENEFITS. Each Participant who terminates employment with the Company and its Affiliates after being an officer of C-H and/or the Company for at least ten years and for a reason other than voluntary termination, death, Disability, or involuntary termination due to malfeasance in the performance of his duties, shall be eligible to receive on his Normal Retirement Date a monthly supplemental deferred vested benefit determined under the provisions of Section 4.3.

         3.4 ELIGIBILITY FOR DISABILITY BENEFITS. Each Participant who terminates employment with the Company and its Affiliates due to Disability shall be eligible to receive until his Normal Retirement Date a monthly supplemental disability benefit determined under the provisions of Section 4.4.

                                   ARTICLE IV

                             AMOUNT OF PLAN BENEFITS

         4.1 NORMAL RETIREMENT BENEFITS. The monthly supplemental normal retirement benefit payable to an eligible Participant shall be equal to 50% of such Participant's Final Average Monthly Compensation minus the sum of (i) the amount of the normal retirement benefit (expressed as a monthly straight life annuity) which the Participant is entitled to receive under the Cooper Salaried Plan as of his Benefit Commencement Date, and (ii) the amount of the Primary Social Security Benefit payable to the Participant as of his Normal Retirement Date.

         4.2 EARLY RETIREMENT BENEFITS. The monthly supplemental early retirement benefit payable to an eligible Participant on his Normal Retirement Date shall be equal to (a) the product of 50% of such Participant's Final Average Monthly Compensation multiplied by a fraction the numerator of which is the number of years that the Participant was an Officer and denominator of which is the number of years from the date on which the Participant became an Officer to his Normal Retirement Date minus (b) the sum of (i) the amount of the benefit (expressed as a monthly straight life annuity) which the Participant is entitled to receive under the Cooper Salaried Plan as of his Benefit Commencement Date and (ii) the amount of his Primary Social Security Benefit payable to the Participant as of his Normal Retirement Date.

         4.3 DEFERRED VESTED BENEFITS. The monthly supplemental deferred vested benefit payable to an eligible Participant on his Normal Retirement Date shall be equal to (a) the product of 50% of such Participant's Final Average Monthly Compensation multiplied by a fraction the numerator of which is the number of years that the Participant was an Officer and denominator of which is the number of years from the date the Participant became an Officer to his Normal Retirement Date minus (b) the sum of (i) the amount of the benefit (expressed as a monthly straight life annuity) which the Participant is entitled to receive under the Cooper Salaried Plan as of his Benefit Commencement Date and (ii) the amount of the Primary Social Security Benefit payable to the Participant as of his Normal Retirement Date.

         4.4 DISABILITY BENEFITS. The monthly supplemental disability benefit payable to an eligible Participant shall be equal to (a) 100% of such Participant's base salary as in effect on the date of his Disability for a period of six months and then (b) 70% of such Participant's Monthly Earnings in effect on the date of his Disability reduced by the sum of (i) any disability benefits payable under the Cooper Salaried Plan or Cooper disability plan, (ii) any Workers' Compensation benefits, (iii) any Social Security benefits to which the Participant is eligible and (iv) any state disability benefits. Any such monthly supplemental disability benefit shall cease upon the earliest of the death of the Participant, his Normal Retirement Date, or a determination that the Participant no longer has a Disability. Any Participant who is receiving a monthly supplemental disability benefit under this Section 4.4 and who reaches his Normal Retirement Date shall then in lieu of any additional supplemental disability benefits under the Plan receive a monthly supplemental normal retirement benefit which shall be determined in accordance with the provisions of Section 4.1 and Article VI, based upon his Final Average Monthly Compensation as of the time of the onset of his Disability and which shall be payable pursuant to the Plan provisions relating to supplemental normal retirement benefits. Any Participant whose monthly supplemental disability benefits under this Section 4.4 cease due to his recovery from his Disability prior to his Normal Retirement Date shall be eligible to receive a supplemental deferred vested benefit on his Normal Retirement Date determined in accordance with the provisions of Section 4.3 and Article VI, based upon his Final Average Monthly Compensation as of the time of the onset of his Disability.

                                    ARTICLE V

                                 DEATH BENEFITS

         5.1 PRE-RETIREMENT DEATH BENEFITS. In the event of the death of a Participant prior to his termination of employment with the Company and its Affiliates or while receiving disability benefits under the Plan, such Participant's spouse shall receive a supplemental death benefit equal to 37-1/2% of the Participant's Final Average Monthly Compensation minus the sum of (i) the benefit (expressed as a monthly straight life annuity) payable with respect to said Participant under the Cooper

Salaried Plan and (ii) any Social Security Benefit payable to such spouse due to the death of the Participant; provided, however, that if such Participant's spouse was not married to the Participant on August 1, 1978, and is more than 10 years younger than the Participant, the death benefit under this Section 5.1 shall be actuarially reduced in accordance with Schedule A attached hereto. Notwithstanding any other provisions of the Plan to the contrary, benefits payable to a deceased Participant's spouse under this Section 5.1 shall cease upon the remarriage or death of such spouse, whichever occurs first.

         5.2 POST-RETIREMENT DEATH BENEFITS. In the event of the death of a Participant after his termination of employment with the Company and its Affiliates, such Participant's spouse shall receive a supplemental death benefit equal to 75% of the Plan sum of the benefit and the benefit under the Cooper Salaried Plan (expressed as a monthly straight life annuity) which such Participant was receiving prior to his death or would have been eligible to receive at his Normal Retirement Date, as the case may be. Such benefit shall commence to be paid monthly beginning with the month after the deceased Participant's Normal Retirement Date would have occurred or the month after his death, whichever is later; provided, however, that if such Participant's spouse was not married to such Participant on August 1, 1978, and is more than 10 years younger than the Participant, the death benefit under this Section 5.2 shall be reduced actuarially in accordance with Schedule A attached hereto. Notwithstanding any other provision of the Plan to the contrary, benefits payable to the spouse of a deceased Participant under this Section 5.2 shall cease upon the remarriage or death of such spouse, whichever occurs first.

                                   ARTICLE VI

                           COST OF LIVING ADJUSTMENTS

         The amount of monthly normal supplemental retirement, early retirement, deferred vested, and death benefits under the Plan and the amount of a Participant's benefit under the Cooper Salaried Plan (expressed as a straight life annuity) shall be increased by a cost-of-living adjustment as hereinafter set forth. Monthly supplemental normal retirement, early retirement, deferred vested, and post-retirement death benefits payable to or with respect to a Participant under Sections 4.1, 4.2, 4.3, and 5.2, respectively, and benefits payable with respect to such Participant under the Cooper Salaried Plan (expressed as a monthly straight life annuity) shall be adjusted on the second anniversary of such Participant's Normal Retirement Date and then adjusted subsequently at each two-year anniversary thereafter. Monthly pre-retirement death benefits payable with respect to a Participant under Section 5.1 and death benefits payable with respect to such Participant under the Cooper Salaried Plan (expressed as a monthly straight life annuity) shall be adjusted on the second anniversary of such Participant's death and then adjusted subsequently at each two-year anniversary thereafter. The amount of each such adjustment shall be determined by the amount that the increase in the CPI in effect on the applicable two-year anniversary date exceeds 3% per annum in each year since the earlier of the Participant's death or Normal Retirement Date by multiplying such benefits by the following fraction:

                                       C
                                 --------------
                                 A + (.03A x B)

         A    =   the CPI in effect on the earlier of the Participant's death or Normal Retirement Date.

         B    =   the number of years since the earlier of the Participant's death or Normal Retirement Date.

         C    =   the CPI on the applicable two-year anniversary date,
                  subsequent to the Participant's death or Normal Retirement
                  Date.

                                   ARTICLE VII

                                CHANGE IN CONTROL

         7.1 VESTING FOR SUPPLEMENTAL RETIREMENT BENEFITS. In the event of a Change of Control, regardless of age or service, each Participant who is employed by the Company or an Affiliate or who has incurred a Disability shall be fully vested in the Accrued Portion of his supplemental normal retirement benefit under the Plan determined in accordance with the provisions of Section 4.1.

         7.2 PAYMENT OF BENEFITS UPON A CHANGE IN CONTROL. In the event such a Participant's employment with the Company or an Affiliate is terminated within two years of a Change in Control, the Accrued Portion of his supplemental normal retirement benefit shall be paid in a single lump sum determined using the actuarial factors, interest rate, and assumed CPI set forth in Section 10.4 in lieu of any other benefit under the Plan, unless such Participant elects at least ten days prior to a Change in Control to receive the Accrued Portion of his supplemental normal retirement benefit in a straight life annuity form after his termination of employment with the Company. Moreover, in the event of a Change in Control, each Participant and each surviving spouse of a deceased participant who is receiving monthly supplemental retirement benefits under the Plan shall receive the actuarial present value of future payments of such monthly benefits in a lump sum determined pursuant to the provisions of Section 10.4, unless such Participant or surviving spouse elects at least ten days prior to a Change in Control to receive his or her supplemental retirement benefit or death benefit, as the case may be, in a straight life annuity form.. Any such lump sum payment payable under this Section 7.2 shall be made to an eligible Participant or eligible surviving spouse as soon as reasonably practicable but in no event later than 60 days of such Change in Control or termination of employment, whichever is later.

                                  ARTICLE VIII

                            ADMINISTRATIVE PROVISIONS

         8.1 ADMINISTRATION. The Plan shall be administered as an unfunded plan not intended to meet the qualification requirements of Section 401 of the Code by the Plans Administration Committee.

         8.2 POWERS AND AUTHORITIES OF THE COMMITTEE. The Plans Administration Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Plans Administration Committee may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Plans Administration Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Plans

Administration Committee shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.

         8.3 INDEMNIFICATION. In addition to whatever rights of indemnification a member of the Plans Administration Committee or any other person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 8.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan at any time by action of the Plans Administration Committee; provided, however, that no such action shall adversely affect any Participant who is receiving supplemental benefits under the Plan or who has accrued a supplemental benefit under the Plan, unless an equivalent benefit is otherwise provided under another plan or program sponsored by the Company.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or surviving spouse shall attempt to, or shall, alienate or in any way encumber his rights or benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Plans Administration Committee may select.

         10.2 PAYMENT OF BENEFITS TO OTHERS. If any Participant or surviving spouse to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Plans Administration Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 10.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

         10.3 PLAN NON-CONTRACTUAL. Nothing contained herein shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.

         10.4 ACTUARIAL FACTORS. Supplemental retirement and death benefits of a Participant that are payable in a single sum form pursuant to the provisions of Article VII shall be determined by using the interest rate on 30-year U.S. Treasury bonds for the January of the calendar year in which the supplemental retirement or death benefit of a Participant or surviving spouse under the Plan is to be paid in a lump sum form, the 1983 Group Annuity Mortality Table (without projection and a fixed blend of 50 percent of the male mortality and 50 percent of the female mortality rates), and an assumed increase in the CPI equal to the greater of 4 percent or the increase in the CPI for the year immediately preceding the year in which a supplemental retirement or death benefit of a Participant or a surviving spouse under the Plan is to be paid in a lump sum form.

         10.5 FUNDING. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, the obligation of the Company under the Plan to provide a Participant or a surviving spouse with a benefit constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

         10.6 CONTROLLING STATUS. No Participant shall be eligible for a supplemental retirement benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

         10.7 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         10.8 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         10.9 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

                           Adopted on September 10, 1999 and executed at
Houston, Texas, this ___________ day of ___________, 1999.

                                           COOPER INDUSTRIES, INC.

                                           By: David R. Sheil
                                              ---------------------------------
                                           Title: Senior Vice President
                                                  Human Resources

                                 FIRST AMENDMENT
                                       TO
                              CROUSE-HINDS COMPANY
                      OFFICERS' DISABILITY AND SUPPLEMENTAL
                                  PENSION PLAN

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") maintains the Crouse-Hinds Company Officers' Disability and Supplemental Pension Plan (hereinafter referred to as the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of August 30, 2001, as follows:

         1. Section 1.1(5)(a) of the Plan is hereby amended to change "20%" to "25%".

         2. Section 1.1(5)(c) of the Plan is hereby amended in its entirety to read as follows:

                  (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         3. Section 1.1(17) of the Plan is hereby amended in its entirety to read as follows:

                  (17) The term "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections

         13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

Executed this 30th day of August, 2001.

                                             COOPER INDUSTRIES, INC.

                                             By: /s/ David R. Sheil
                                                -------------------------------
                                             Title: Senior Vice President,
                                                    Human Resources